Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports First Quarter 2020 Financial Results

Revenue up sequentially for the third consecutive quarter; Cash flow is positive for the quarter

Bellevue, WA -- May 11, 2020 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the first quarter of 2020. Revenue increased to $16.7 million, up 8.4% over the $15.4 million reported for the fourth quarter of 2019 and adjusted EBITDAS was approximately break-even.

“Q1 was a solid quarter. We were able to increase revenue sequentially for the third consecutive quarter, we decreased operating expenses for the fifth consecutive quarter, and we hit break-even on an adjusted EBITDAS basis. We also added modestly to our cash balance, something that hasn’t happened since Q4 2016. Bsquare started 2020 strongly and while the full impact of the COVID-19 pandemic is unknown, our team is well prepared to meet the challenges ahead,” said Ralph C. Derrickson, Bsquare President and CEO.

First Quarter 2020 Financial Highlights

•	Revenue increased to $16.7 million, up $1.3 million or 8.4% from $15.4 million in the fourth quarter of 2019, the third consecutive period of increases.
•	Partner Solutions segment revenue was up 21% over the prior quarter, driven by strong demand for our embedded operating system products from Microsoft and other third parties.
•	Edge to Cloud segment revenue, while lower in Q1 2020 compared to Q4 2019, was anticipated as we transitioned away from DataV to our new B2IQ suite of software and services.
•	Operating expenses for the quarter were at their lowest level since the first quarter of 2019 and operating expenses, excluding restructuring costs, declined for the fifth consecutive quarter.
•	Net loss for the current quarter was $0.5 million, or $0.04 per diluted share, compared to net loss of $1.4 million, or $0.10 per diluted share, in the fourth quarter of 2019.
•	Adjusted EBITDAS was approximately break-even, compared to negative $0.3 million in the fourth quarter of 2019.
•	Cash, cash equivalents, restricted cash, and short-term investments on March 31, 2020 totaled $10.6 million, an increase of approximately $0.1 million from December 31, 2019.

COVID-19 Impact

In mid-March, to comply with mandates designed to reduce the spread of the virus causing COVID-19, Bsquare temporarily closed our UK offices in Trowbridge and stopped all non-essential activities in our Bellevue, Washington office. During that time, a number of customers notified Bsquare that their businesses were considered essential under the guidelines applicable for maintaining essential business during the pandemic, informing Bsquare that it was considered an essential supplier to their businesses. In April, as part of a series of contingency planning efforts and to ensure it remained staffed appropriately to fulfill its role as an essential supplier, Bsquare applied for and received loan proceeds under the Paycheck Protection Program (“PPP”). Throughout the rapid change created by the COVID-19 crisis, Bsquare has continued to meet customer demands without interruption.

“We are seeing traction helping customers build and operate the next generation of intelligent devices and systems. In the long term these systems have the potential to make the world a better place and perhaps even play a role in how we respond to a future outbreak. Today, however, the impact of the COVID-19 pandemic on our business is highly uncertain, and prudence dictates that we suspend revenue and margin guidance,” added Derrickson.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	March 31, 2020	December 31, 2019	Quarter-over-Quarter Change	March 31, 2019	Year-over-Year Change
Revenue:
Partner Solutions	$15,905	$13,287	$2,618	$13,101	$2,804
Edge to Cloud	824	2,079	(1,255)	1,995	(1,171)
Total revenue	16,729	15,366	1,363	15,096	1,633
Total gross profit	$2,585	$2,650	$(65)	$2,391	$194
Gross margins (1):
Partner Solutions	17%	14%	3%	15%	2%
Edge to Cloud	(20)%	35%	(55)%	22%	(42)%
Total gross margin	15%	17%	(2)%	16%	(1)%
Total operating expenses	3,024	4,027	(1,003)	5,270	(2,246)
Total operating expenses excluding restructuring costs (2)	3,024	3,313	(289)	5,270	(2,246)
Net loss	(474)	(1,360)	886	(2,846)	2,372
Per diluted share	(0.04)	(0.10)	0.06	(0.22)	0.18
Net loss excluding restructuring costs (2)	(474)	(646)	172	(2,846)	2,372
Per diluted share excluding restructuring costs (2)	(0.04)	(0.05)	0.01	(0.22)	0.18
Adjusted EBITDAS (2)	(28)	(314)	286	(2,517)	2,489
Cash, restricted cash, cash equivalents and short-term investments	$10,644	$10,561	$83	$15,263	$(4,619)

Notes:

(1)	Quarter-over-quarter change and year-over-year change represent percentage point change.
(2)

Total operating expenses excluding restructuring costs, net loss excluding restructuring costs, net loss per diluted share excluding restructuring costs, and Adjusted EBITDAS are non-GAAP financial measures (reconciliation provided after financial statement tables).

Financial Commentary on First Quarter 2020 Results (Compared to First Quarter 2019)

•	Partner Solutions revenue increased for the quarterly period, driven by higher sales of Microsoft operating systems and other embedded software.
•	Edge to Cloud revenue decreased when compared to the prior year quarterly period, primarily from completion of software consulting projects during 2019.
•

Total operating expenses, both including and excluding restructuring costs, decreased when compared to the first quarter of 2019 due to lower salary, benefit and marketing costs from the continuing benefits of prior period spending reduction initiatives.

•	Net loss, both including and excluding restructuring costs, for the current quarter decreased by $2.4 million, or $(0.18) per diluted share, as adjusted, vs. the first quarter of 2019.

Conference Call

Management will host a conference call today, May 11, 2020, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-800-458-4121 or 1-856-344-9290 for international callers, and reference “BSQUARE Corporation First Quarter 2020 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 2630235. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About Bsquare Corporation

Bsquare builds technology that is powering the next generation of intelligent devices and the systems in which they operate. We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control & decision making, and operate securely at scale. Bsquare's suite of services and software components allow our customers to create new revenue streams and operating models while providing new opportunities for lowering costs and improving operations. We serve a global customer base from offices in Bellevue, Washington, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our preparation for and ability to service customers during the COVID-19 pandemic and our ability to achieve our business plans, strategies and expectations. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the impact of COVID-19 on our business; risks relating to our receipt of a PPP loan; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:	Investor Contact:
Christopher Wheaton, Chief Financial Officer	Leslie Phillips
BSQUARE Corporation	The Blueshirt Group
+1 425.519.5900	+ 1 415.217.5869
investorrelations@bsquare.com	leslie@blueshirtgroup.com

Bsquare, the Bsquare Logo, and DataV are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,044	$7,712
Restricted cash	600	600
Short-term investments	—	2,249
Accounts receivable, net of allowance for doubtful accounts of $65 and $31 at March 31, 2020 and December 31, 2019, respectively	10,092	9,216
Contract assets	558	494
Prepaid expenses and other current assets	708	244
Total current assets	22,002	20,515
Equipment, furniture and leasehold improvements, less accumulated depreciation	155	252
Deferred tax assets	7	7
Intangible assets, less accumulated amortization	144	169
Right-of-use lease asset, net	1,499	1,828
Other non-current assets	166	284
Total assets	$23,973	$23,055
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$8,579	$7,224
Accounts payable	457	408
Accrued compensation	576	1,001
Other accrued expenses	771	306
Deferred revenue	2,052	1,559
Operating lease	421	702
Total current liabilities	12,856	11,200
Deferred revenue, long-term	548	903
Operating lease, long-term	1,168	1,256
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 13,098,718 and 13,042,293 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	139,091	138,877
Accumulated other comprehensive loss	(1,022)	(987)
Accumulated deficit	(128,668)	(128,194)
Total shareholders' equity	9,401	9,696
Total liabilities and shareholders' equity	$23,973	$23,055

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Partner Solutions	$15,905	$13,101
Edge to Cloud	824	1,995
Total revenue	16,729	15,096
Cost of revenue:
Partner Solutions	13,156	11,149
Edge to Cloud	988	1,556
Total cost of revenue	14,144	12,705
Gross profit	2,585	2,391
Operating expenses:
Selling, general and administrative	2,897	2,934
Research and development	127	2,336
Total operating expenses	3,024	5,270
Loss from operations	(439)	(2,879)
Other income (loss), net	(35)	33
Loss before income taxes	(474)	(2,846)
Income tax benefit	—	—
Net loss	$(474)	$(2,846)
Basic loss per share	$(0.04)	$(0.22)
Diluted loss per share	$(0.04)	$(0.22)
Net loss excluding restructuring costs (3)	$(474)	$(2,846)
Per diluted share excluding restructuring costs (3)	$(0.04)	$(0.22)
Shares used in per share calculations:
Basic	13,055	12,795
Diluted	13,055	12,795

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

Adjusted EBITDAS	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Loss from operations as reported	$(439)	$(1,377)	$(2,879)
Depreciation and amortization	196	201	194
Stock-based compensation	215	148	168
Restructuring costs	—	714	—
Adjusted EBITDAS (1)	$(28)	$(314)	$(2,517)

(1)

Adjusted EBITDAS is a non-GAAP financial measure that BSQUARE defines as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, stock-based compensation expense, restructuring costs, and goodwill impairment (when applicable). Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows. Adjusted EBITDAS has limitations, including that it does not reflect our entire cost structure to operate our business (such as the cost of replacing assets being depreciated or amortized, capital expenditures, and stock-based compensation expenses which we expect to continue being meaningful, and income tax expense (benefit)) and may not be comparable to similarly titled measures used by other companies. However, BSQUARE regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures. BSQUARE uses Adjusted EBITDAS to evaluate BSQUARE’s financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

Total operating expenses excluding restructuring costs	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Total operating expenses	$3,024	$4,027	$5,270
Restructuring costs	—	714	—
Total operating expenses excluding restructuring costs (1)	$3,024	$3,313	$5,270

(1)

Total operating expenses excluding restructuring costs and goodwill impairment is a non-GAAP financial measure that BSQUARE defines as total operating expenses, plus an add-back for restructuring costs (and goodwill impairment, when applicable). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, BSQUARE regards this measure as a complement to GAAP operating expenses because it excludes costs that may not be indicative of operating performance. BSQUARE uses this measure to evaluate its financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

Net loss excluding restructuring costs	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net loss	$(474)	$(1,360)	$(2,846)
Restructuring costs	—	714	—
Net loss excluding restructuring costs (1)	$(474)	$(646)	$(2,846)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that BSQUARE defines as net loss, plus an add-back for restructuring costs (and goodwill impairment, when applicable). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, BSQUARE regards this measure as a complement to GAAP net loss because it excludes costs that may not be indicative of operating performance. BSQUARE uses this measure to evaluate its financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Net loss per diluted share excluding restructuring costs	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Diluted loss per share	$(0.04)	$(0.10)	$(0.22)
Restructuring costs	—	(0.05)	—
Net loss excluding restructuring costs (1)	(0.04)	(0.05)	$(0.22)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that BSQUARE defines as diluted loss per share, plus an add-back for the per diluted share amount of restructuring costs (and goodwill impairment, when applicable). Other than being expressed on a per diluted share basis, this measure is the same as net loss excluding restructuring costs, has the same limitations, and is used and disclosed by BSQUARE for the same reasons.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999